UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

KNOWBE4, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following was made available to employees of KnowBe4, Inc. (“KnowBe4”) on October 20, 2022 in connection with the pending acquisition of KnowBe4 by affiliates of Vista Equity Partners (“Vista”).

1.	What happens to my existing RSUs if the transaction closes?

•	Each vested RSU will receive the $24.90 purchase price in cash, less applicable tax withholding.

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Each unvested RSU will be converted into the right to receive an amount in cash equal to $24.90, less applicable tax withholding. This cash amount will be paid to you in installments on the same vesting schedule that applied to the unvested RSUs it is replacing, as long as you remain employed at KnowBe4 or any of its subsidiaries.

For example, assume you have 100 RSUs that vest on May 15, 2023 (the vesting date). Assuming the transaction closes before that date, you will receive a cash amount equal to $2,490, less applicable tax withholding, on a payroll run following the vesting date, as long as you remain employed at KnowBe4 or any of its subsidiaries.

•	Following the closing of the transaction, RSUs with performance-based vesting conditions will be subject to time-based vesting conditions only.

2.	What happens to my existing Stock Options if the transaction closes?

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All vested stock options have an exercise price that is lower than $24.90. As such, each vested stock option will be converted into cash equal to the difference between $24.90 and the option exercise price, less applicable tax withholding.

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All unvested stock options have an exercise price that is lower than $24.90. As such, each unvested stock option will be converted into the right to receive an amount in cash equal to the difference between $24.90 and the option exercise price, less applicable tax withholding. This cash amount will be paid to you in installments on the same vesting schedule that applied to the unvested options it is replacing, as long as you remain employed at KnowBe4 or any of its subsidiaries.

For example, assume you have 100 stock options with an exercise price of $5.00 each that vest on April 30, 2023 (the vesting date). Assuming the transaction closes before that date, you will receive a cash amount equal to $1,990, less applicable tax withholding, on a payroll run following the vesting date, as long as you are employed at KnowBe4 or any of its subsidiaries.

•	The terms of your stock option awards prior to the transaction closing will not change, including the post-employment expiration period.

3.	Do I have to exercise my stock options to receive the cash payout?

•	No, stock options do not have to be exercised to receive the cash payout, unless they will expire before the closing.

4.	When will the cash amounts for my KnowBe4 equity awards be paid?

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Amounts payable to you related to vested equity awards will be paid, less any applicable option exercise price and tax withholding, as soon as practicable after the closing of the transaction, but no later than the first regularly scheduled payroll date after the closing.

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Amounts payable to you related to unvested equity awards will be paid, less any applicable option exercise price and tax withholding, through payroll on the same vesting schedule that applied to those equity awards before the transaction, as long as you are employed at KnowBe4 or any of its subsidiaries.

5.	What are the tax implications of these cash payments?

•	Every person’s tax situation is different. Please consult with your personal tax advisor regarding the tax consequences of these payments.

6.	What happens to cash amounts payable for unvested equity awards if a Knowster departs before the cash amounts are vested?

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The cash amounts payable for your unvested equity awards will generally only vest and be paid to you if you remain in continuous service with KnowBe4 through the applicable vesting date. If your service with KnowBe4 ends before the applicable vesting date, you will not receive that portion of the cash amount and it will be forfeited to KnowBe4.

7.	Will the $24.90 purchase price change with the fluctuation of KnowBe4’s current stock price or because of inflation?

•	No, the transaction price of $24.90 per share is fixed, including for purposes of future cash payouts for equity awards on the same vesting schedule.

8.	Will the trading window to transact in KNBE securities change as a result of this announcement?

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The current blackout period will extend until two days following the later of (i) the release of our third quarter earnings results and (ii) the date that we file the preliminary proxy statement associated with this transaction.

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We are still a public company, and we will still report quarterly earnings on the same cadence that we did before, so, other than as described above, we expect our calendars generally will be the same. We expect this to be the case until the deal closes.

9.	Should I or can I sell KnowBe4 stock that I own?

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As long as you are not in possession of any material nonpublic information (MNPI) regarding KnowBe4, you are free to trade KnowBe4 stock when trading windows are open, provided that you have obtained appropriate pre-clearance.

•	You, and other related individuals, are still bound by all blackout periods and the other terms of our Insider Trading Policy. Refer to this Policy for details.

10.	What happens to 10b5-1 plans?

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10b5-1 plans can only be entered into, canceled or modified during an open trading window when you are not in possession of MNPI, subject to appropriate preclearance. (This is only applicable if you have been notified that you are required to utilize a 10b5-1 plan to trade your KNBE securities.)

•	If the proposed transaction closes, all 10b5-1 plans will be canceled.

11.	What happens to the KnowBe4 Employee Stock Purchase Plan (ESPP)?

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Our ESPP is frozen as of October 12, 2022. No further contributions will be made to the ESPP and you may not enroll in the ESPP at this time. You are still permitted to withdraw if desired, and your participation will end if your employment is terminated.

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On November 21, 2022, KnowBe4 will apply the funds contributed through October 12, 2022 and held in your Shareworks account to the purchase of whole shares of KnowBe4 stock in accordance with the terms of the ESPP.

Additional Information and Where to Find It

KnowBe4, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of KnowBe4 (the “Transaction”). In connection with the Transaction, KnowBe4 will file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) and the Company, certain of its affiliates and certain affiliates of Vista will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in KnowBe4’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 6, 2022. To the extent that holdings of KnowBe4’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement and the Schedule 13e-3 with the SEC, KnowBe4 will mail such materials and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT AND THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT KNOWBE4 WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement and the Schedule 13e-3, any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of KnowBe4’s definitive Transaction Proxy Statement and the Schedule 13e-3, any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Transaction will also be available, free of charge, at KnowBe4’s investor relations website (https://investors.KnowBe4.com) or by emailing IR@knowbe4.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by KnowBe4’s Special Committee and its Board of Directors in recommending the Transaction for approval and approving the Transaction; and expectations for KnowBe4 following the closing of the Transaction. Such forward looking statements are subject to inherent risks and uncertainties, including those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required regulatory approvals to consummate the Transaction are not obtained and that KnowBe4’s stockholders do not approve the merger agreement; the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the merger not being completed on the terms reflected in the merger agreement, or at all, and the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to KnowBe4’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that KnowBe4 files with the SEC, including KnowBe4’s Annual Report on Form 10-K filed with the SEC on March 10, 2022 and Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2022 and August 4, 2022, each of which may be obtained on the investor relations section of KnowBe4’s website (https://investors.knowbe4.com). If any of these risks or uncertainties materialize, or if any of KnowBe4’s assumptions prove incorrect, KnowBe4’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to KnowBe4 as of the date of this communication, and KnowBe4 does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.